EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO:  Zann Corp.

     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 1, 2005 included in Zann Corp.'s Annual Report on Form 10-KSB for the year ended December 31, 2004 and to all references to our Firm included in this Registration Statement.


                               /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                               --------------------------------------------
                                 Russell Bedford Stefanou Mirchandani LLP




New York, New York
June 9, 2005


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                         Consent of Independent Auditors

Zann Corp
Fenton, Michigan

As independent Cetified Public Accountant, we hereby consent to the use by reference in this Registration Statement, Form S-8, , of our March 24, 2004 report on Form 10-KSB for the year ended December 31, 2003, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern of Zann for the year ended December 31, 2003 and to all references to our firm included in this Registration Statement.


/s/  Russell  &  Atkins,  PLC
Russell & Atkins, PLC
Oklahoma City, Oklahoma
June 9, 2005


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